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                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           priceline.com Incorporated
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ____________

(2) Aggregate number of securities to which transaction applies: _______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ________________________________

(4) Proposed maximum aggregate value of transaction: ___________________________

(5) Total fee paid:  _________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(6) Amount Previously Paid: _________________________________

(7) Form, Schedule or Registration Statement No. ___________________________

(8) Filing Party: _______________________________

(9) Date Filed: _________________________________

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

priceline.com(sm)

                                                                  March 27, 2000

Dear Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of priceline.com Incorporated (the "Company") to be held at 2:00 p.m. on Monday, April 24, 2000 at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870.

      At the Annual Meeting, stockholders will be asked to (i) elect ten Directors; (ii) approve amendments to the Company's 1999 Omnibus Plan (the "1999 Omnibus Plan") increasing the number of shares available under the plan, providing for the granting of options to non-employee directors under the plan, and effecting certain other changes described in the Proxy Statement; and (iii) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors. The accompanying Notice of 2000 Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the Annual Meeting.

      The Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated Directors, in favor of the amendments to the Company's 1999 Omnibus Plan and to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

      Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.


                                    Sincerely,

                                    /s/ Richard S. Braddock

                                    Richard S. Braddock
                                    Chairman of the Board
                                    and Chief Executive Officer

                                    IMPORTANT

      A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy will be revoked.

                    IT IS IMPORTANT THAT YOU VOTE YOUR STOCK
                           priceline.com Incorporated
                             800 Connecticut Avenue
                           Norwalk, Connecticut 06854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON MONDAY, APRIL 24, 2000

To the Stockholders of priceline.com Incorporated:

      We Hereby Notify You that the Annual Meeting of Stockholders of priceline.com Incorporated (the "Company") will be held on Monday, April 24, 2000 at 2:00 p.m. local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 for the following purposes:

      1. To elect ten Directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

      2. To approve amendments to the priceline.com Incorporated 1999 Omnibus Plan increasing the number of shares of Company common stock with respect to which awards may be granted to 25,375,000 shares from 9,375,000 shares, providing for the granting of options to non-employee directors, and effecting certain other changes described in the Proxy Statement.

      3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for our fiscal year ending December 31, 2000.

      4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      These business items are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on March 17, 2000, as the record date for identifying those stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement of this meeting.


                                    By Order of the Board of Directors

                                    /s/ Jeffery H. Boyd

                                    Jeffery H. Boyd
                                    Secretary

Norwalk, Connecticut

March 27, 2000

      All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                           priceline.com Incorporated
                             800 Connecticut Avenue
                           Norwalk, Connecticut 06854

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON MONDAY, APRIL 24, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of priceline.com Incorporated ("priceline.com" or the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, April 24, 2000, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement of this meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870. We intend to mail this proxy statement and accompanying proxy card on or about March 27, 2000, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of priceline.com common stock (the "Common Stock") beneficially owned by others to forward these materials to the beneficial owners of Common Stock. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials. Directors, officers or other regular employees of ours may also solicit proxies by telephone, telegram or in-person. We will not additionally compensate directors, officers or other regular employees for these services.

Voting Rights and Outstanding Shares; Approval

      Only stockholders of record at the close of business on March 17, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 17, 2000, 170,136,752 shares of Common Stock were outstanding and entitled to vote. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

      The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting shall be elected Directors. Holders of Common Stock are not allowed to cumulate their votes in the election of Directors. To approve the proposed amendments to the priceline.com Incorporated 1999 Omnibus Plan, a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to vote in favor of the proposed amendment. The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. The Board of Directors recommends a vote FOR each of the Board's nominees, FOR the proposed amendments to the 1999 Omnibus Plan and FOR ratification of Deloitte & Touche LLP as the Company's independent auditors.

Revocability of Proxies

      Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

      o filing a written notice of revocation with our Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

      o filing with our Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

      o attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy). Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Stockholder Proposals

      The deadline for submitting a stockholder proposal to be included in our proxy statement for our 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 16, 2000. We advise you to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

                                   Proposal 1

                              Election of Directors

      In accordance with the Company's Bylaws, the Board has fixed the number of Directors constituting the entire Board at ten. The Board of Directors has proposed that the following ten nominees be elected at the Annual Meeting, each of whom will hold office until his or her successor has been elected and qualified: Richard S. Braddock, Jay S. Walker, Daniel H. Schulman, Paul A. Allaire, Ralph M. Bahna, Paul J. Blackney, William E. Ford, Marshall Loeb, N.J. Nicholas, Jr. and Nancy B. Peretsman. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees. Although the Board of Directors anticipates that the ten nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors. If elected at the Annual Meeting, each of the nominees would serve until the 2001 annual meeting and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected. Management has no reason to believe that any nominee will be unable to serve.

      The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares of Common Stock present, in person or by proxy, shall be elected Directors. Holders of Common Stock are not allowed to cumulate their votes in the election of Directors. The Board of Directors recommends a vote FOR each of the below-named nominees.

      At the next regularly scheduled meeting of the Board of Directors, the Board will take action to increase the size of the Board to eleven Board seats and to nominate and elect Heidi G. Miller, the Company's Senior Executive Vice President, Chief Financial Officer, Strategic Planning and Administration, to fill the newly created Board seat. Upon nomination and election, Ms. Miller will hold office until the 2001 annual meeting and until her successor is elected and has qualified, or until her earlier death, resignation or removal.

      Set forth below is biographical information for each person nominated to serve as a Director of the Company.

      Richard S. Braddock, age 58, has served as Chairman of the Board of Directors and Chief Executive Officer of priceline.com since August 1998. From December 1997 to January 1999, he served as the non-


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

executive Chairman of True North Communications, Inc., an advertising company. From September 1996 to August 1997, he served as a special advisor to General Atlantic Partners, LLC, a private equity fund. Mr. Braddock was a principal of Clayton, Dubilier & Rice, a private equity fund, from June 1994 through September 1995. He also served as Chief Executive Officer of Medco Containment Services during 1993. From 1973 to 1992, Mr. Braddock held a variety of positions at Citicorp and its principal subsidiary, Citibank, N.A., including President and Chief Operating Officer. Mr. Braddock also serves as a director of Synapse Group, Inc., a direct marketing firm; Amtec, Inc., a telecommunications company; Eastman Kodak Company, an imaging products company; E*TRADE Group, Inc., a provider of online investing services; Cadbury Schweppes plc, a global beverage and confectionery manufacturer; Prime Response U.S., Inc., a data base software marketing company; Walker Digital Corporation, a technology research and development company that was founded and is controlled by Jay S. Walker; and Priceline WebHouse Club, Inc., a licensee of priceline.com engaged in the sale of groceries and related products over the Internet.

      Jay S. Walker, age 45, is priceline.com's Founder and has served as Vice Chairman of the Board of Directors of priceline.com since August 1998. From inception through August 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of priceline.com. Mr. Walker is an entrepreneur and has been actively engaged in the start-up of new enterprises for more than 15 years. Mr. Walker serves as Chairman of the board of directors of Walker Digital Corporation, a technology research and development company that he founded in September 1994. In addition, he is the co-founder and non-executive Chairman of Synapse Group, Inc., a direct marketing firm he co-founded in 1992.

      Daniel H. Schulman, age 42, has been the President and Chief Operating Officer of priceline.com since July 1, 1999. He has served as a Director of priceline.com since July 15, 1999. From December 1998 to July 1999, Mr. Schulman was President of the AT&T Consumer Markets Division of AT&T Corp., a telecommunications services company, and was appointed to the AT&T Operations Group, the company's most senior executive body. From March 1997 to November 1998, Mr. Schulman was President of AT&T WorldNet(sm) Service. From December 1995 to February 1997, he was Vice President, Business Services Marketing of the AT&T Business Markets Division and from May 1994 to November 1995, Mr. Schulman was Small Business Marketing Vice President of the AT&T Business Markets Division. Mr. Schulman also serves as director of iVillage, an Internet company focused on building an online community of women; Net2Phone, Inc., a provider of Internet protocol telecommunications services; Symantec, an Internet security software company; and Teach for America, an organization focused on selecting teachers for urban and inner city areas.

      Paul A. Allaire, age 61, has served as a Director of priceline.com since February 1999. Since 1991, he has been the Chairman of the Board of Directors and the Chairman of the Executive Committee of Xerox Corporation, a company offering document processing services and products, and from 1990 to May 1999, he was the Chief Executive Officer of Xerox. Mr. Allaire also serves as a director of various affiliates of Xerox. Mr. Allaire also serves as a director of J.P. Morgan & Co., Inc., a global financial services company; Lucent Technologies Inc., a global communications systems and software company; Sara Lee Corporation, a global consumer packaged goods company; and SmithKline Beecham p.l.c., a healthcare company. Mr. Allaire is a member of the Business Council and is a member of the board of directors of the Council on Foreign Relations, the Ford Foundation, and the Council on Competitiveness.

      Ralph M. Bahna, age 57, has served as a Director of priceline.com since July 1998. Since 1992, Mr. Bahna has been the President of Masterworks Development Corp., a company he founded to develop an international group of hotels named Club Quarters(TM) . Club Quarters are private, city-center facilities designed for the business travelers of member organizations. Since 1993, Mr. Bahna has served as the Chairman of Club Quarters(TM). From 1980 to 1989, Mr. Bahna served as the Chief Executive Officer of Cunard Lines, Ltd., and the Cunard Group of Companies. Prior to Cunard, Mr. Bahna was employed by Trans World Airlines, Inc., where he developed and launched its highly successful Ambassador Service.

      Paul J. Blackney, age 53, has served as a Director of priceline.com since July 1998. Since October 1999, Mr. Blackney has served as the President and Chief Executive Officer of Worldspan LP, a global travel distribution system. Mr. Blackney also served as Senior Vice President of Publishing and Business Services for The American Medical Association. From January 1998 to January 2000, he served as the Chairman of XTRA On-Line Corporation, a business to business desktop booking system. From September 1993 to September 1998, Mr. Blackney was the Chairman and President of Galileo Japan. From September 1993 to September 1997, Mr. Blackney served as President and Chief Executive Officer of Apollo Travel Services Partnership, an airline


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central reservation system, and from March 1990 to September 1993, he served as
Senior Vice President of Operations at Covia, an airline central reservation system.

      William E. Ford, age 38, has served as a Director of priceline.com since July 31, 1998. He has been a Managing Member of General Atlantic Partners, LLC since 1991 and is an executive officer of General Atlantic Service Corporation, private equity firms that invests globally exclusively in Internet, software services and related information technology companies. Mr. Ford also serves as a director of Quintiles Transnational Corp., a provider of a full range of integrated product development and commercialization services to the global pharmaceutical, biotechnology and medical devices industries; LHS Group Inc., a billing solutions company; E*TRADE Group, Inc., an online discount broker; Eclipsys Corporation, a provider of clinical, financial and administrative software solutions to the healthcare industry; and several private information technology companies. He also serves as a director of Synapse Group, Inc. and Walker Digital LLC.

      Marshall Loeb, age 70, has served as a Director of priceline.com since July 1998. He is a columnist for, and member of the Advisory Board of, CBS MarketWatch.com, an on-line financial news and analysis service. From 1996 to 1999, Mr. Loeb was the Editor of the Columbia Journalism Review. He served as the Managing Editor of Fortune magazine from 1986 to 1994 and as the Managing Editor of Money magazine from 1980 to 1984. Mr. Loeb also is a broadcast commentator for the CBS Radio Network and he appears as a commentator on the MarketWatch weekly television program. He also has served as the Business Editor, Nation Editor and Economics Editor of Time magazine. Mr. Loeb is a member of the Board of Overseers of the Stern School of Business at New York University and a member of the Advisory Board of Bagehot Fellows Program at Columbia University. He is also the author of 13 books, most recently Marshall Loeb's Lifetime Financial Strategies.

      N. J. Nicholas, Jr., age 60, has served as a Director of priceline.com since July 1998. Mr. Nicholas is a private investor and from 1990 to 1992 was the co-Chief Executive Officer of Time Warner Inc. From 1986 to 1990, he was President of Time Inc. Mr. Nicholas also is a director of DB Capital Partners, an affiliate of Deutsche Bank; Boston Scientific Corporation, a developer, manufacturer and marketer of medical devices; and Xerox Corporation, a document processing company. He also serves on the boards of several privately owned companies, including Synapse Group, Inc., and is Chairman of the Advisory Board of the Columbia University Graduate School of Journalism.

      Nancy B. Peretsman, age 46, has served as a Director of priceline.com since February 1999. Since June 1995, she has been a Managing Director and Executive Vice President of Allen & Company Incorporated, an investment bank. Prior to joining Allen & Company Incorporated, Ms. Peretsman had been an investment banker since 1983 at Salomon Brothers Inc., where she was a Managing Director since 1990. Ms. Peretsman serves on the Board of Directors for Charter Communications and for several private companies in which Allen & Company has an investment. She is Vice Chairman of the Board of The New School. Ms. Peretsman served for fourteen years on the Board of Trustees of Princeton University and is currently an Emerita Trustee.

      Set forth below is biographical information for each executive officer of the Company, other than executive officers who are nominated to serve as Directors of the Company and whose biographical information are set forth above.

      Heidi G. Miller, age 46, has been the Senior Executive Vice President, Chief Financial Officer, Strategic Planning and Administration of priceline.com since March of 2000. From 1982 to 1992, Ms. Miller served in various capacities with Chemical Bank. In 1992, she joined Primerica, which was subsequently renamed Travelers Group and in 1995 was made its Chief Financial Officer. After the merger of Citicorp and Travelers in 1998, Ms. Miller assumed the role of Chief Financial Officer and became a corporate officer of the newly created Citigroup, Inc. Ms. Miller also serves on the board of Mead Inc. and General Mills Inc. and Risk Inc.

      Jeffery H. Boyd, age 43, has been the Executive Vice President, General Counsel and Secretary of priceline.com since January 2000. From 1994 to 1995, Mr. Boyd served as the Assistant General Counsel of Lord Abbett & Co., an investment advisory firm. In 1995, Mr. Boyd joined Oxford Health Plans, Inc. as its Executive Vice President, General Counsel and Secretary, where he served in such capacities through December 1999.

      Timothy G. Brier, age 52, has been Executive Vice President, Travel of priceline.com since its inception. In 1994, Mr. Brier co-founded CAP Systems, a division of Synapse Group, Inc., that provides affinity


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marketing programs to airlines, and served as its President from 1995 to 1998.
From 1990 to 1995, he was Vice President of Marketing for Continental Airlines. From 1988 to 1990, Mr. Brier was Vice President of Marketing Planning for Pan American World Airways and from 1985 to 1988 was Vice President of Marketing for TWA.

      W. Michael McCadden, age 41, has been Executive Vice President and Chief Marketing Officer of priceline.com since January 2000. From November 1998 to October 1999, Mr. McCadden served as the Executive Vice President of Gap, Inc. Direct, where he managed all Gap, Inc. non-store businesses, including the online stores of Gap, Old Navy and Banana Republic, and the Banana Republic Catalog. From August 1996 to November 1998, he was the Executive Vice President of Gap Global Marketing with responsibility for domestic and international marketing, advertising, public relations, packaging and strategy development. From 1994 to 1996, Mr. McCadden was Director of Global Advertising and Public Relations for Calvin Klein Cosmetics Company. Mr. McCadden also worked for Coach Leatherwear, Lever Brothers/Chesebrough-Pond's and The Gillette Company.

      Ronald V. Rose, age 48, has been the Chief Information Officer of priceline.com since March 1999. From September 1995 to March 1999, Mr. Rose served in various capacities with Standard & Poor's, a financial services company, including Chief Technology Officer of Retail Markets. While at Standard & Poor's, Mr. Rose led the development of many Internet initiatives within the Financial Information Services area and chaired the Internet Architecture Council. In 1998, Mr. Rose assisted in creating Xpresso, a leading JAVA financial desktop computer, and from 1991 to 1995, Mr. Rose assisted Bedford Associates, Inc., a technology company, in creating two technology start-up business units focused on telecommunications and technology consulting.

      Thomas P. D'Angelo, age 40, has been Vice President, Finance and Controller of priceline.com since October 1997. From April 1993 to October 1997, he was Chief Financial Officer of Direct Travel, Inc., a corporate travel agency. Mr. D'Angelo has spent the last 20 years in the travel industry holding various financial management positions with leading travel management companies.

Board Committees and Meetings

      During 1999, the Board of Directors held eight meetings. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and an Independent Committee.

      The Executive Committee of the Board consists of Messrs. Richard S. Braddock and Jay S. Walker. The Executive Committee has all of the powers of the Board of Directors of the Company (other than as prohibited under the Delaware General Corporation Law) in between meetings of the Board of Directors. The Executive Committee is required to report to the Board of Directors at any regular or special meeting of the Board of Directors of any prior matters considered or acts taken by the Executive Committee since the immediately preceding meeting of the Board of Directors. Mr. Braddock is Chairman of the Executive Committee. The Executive Committee did not meet in 1999.

      The Audit Committee of the Board consists of Messrs. William E. Ford, Paul
J. Blackney, Paul A. Allaire and Ms. Nancy B. Peretsman, none of whom are employees of priceline.com or its affiliates and related companies. The Audit Committee reviews priceline.com's financial statements and accounting practices, makes recommendations to the Board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by priceline.com's independent auditors. Mr. Ford is Chairman of the Audit Committee. The Audit Committee met three times in 1999.

      The Compensation Committee of the Board consists of Messrs. N.J. Nicholas, Jr., Marshall Loeb, Ralph M. Bahna and Paul A. Allaire, none of whom are employees of priceline.com or its affiliates and related companies. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for priceline.com's officers and employees and administers priceline.com's employee benefit plans. Mr. Nicholas is Chairman of the Compensation Committee. The Compensation Committee met once in 1999.

      The Company recently established an Independent Committee of the Board consisting of Messrs. N.J. Nicholas, Jr., Paul A. Allaire and Ralph M. Bahna, none of whom are employees of priceline.com or its affiliates and related companies, to allow for independent review of the terms of certain transactions. The Independent Committee reviews and approves or ratifies material transactions between priceline.com and any companies or entities in which a director or officer of priceline.com has a material interest, including Walker Digital Corporation, Walker Digital LLC, Priceline WebHouse Club, Inc. and Priceline Perfect Yard Sale, Inc. Mr.

Nicholas is Chairman of the Independent Committee. The Independent Committee was established in February 2000.

      During 1999, each Board member attended 75% or more of the meetings held by the Board and each committee member attended 75% or more of the meetings held by the committees on which he or she served.

                                   Proposal 2

         Amendments to the priceline.com Incorporated 1999 Omnibus Plan

      In February 1999, the Company established the priceline.com Incorporated 1999 Omnibus Plan (the "1999 Omnibus Plan" or the "Plan"), pursuant to which awards are made to certain officers, other employees, consultants and directors of the Company from time to time. The maximum number of shares of Common Stock originally reserved for the grant or settlement of awards under the 1999 Omnibus Plan is 9,375,000, subject to adjustment pursuant to the terms of the Plan. Of such number, options covering 8,837,815 shares of Common Stock were outstanding under the Plan as of March 10, 2000.

      The Board of Directors proposes that the 1999 Omnibus Plan be amended as follows: (i) to increase maximum number of shares of Common Stock reserved for the grant or settlement of awards under the Plan from 9,375,000 to 25,375,000, subject to adjustment pursuant to the terms of the Plan; (ii) to provide for the granting of options to non-employee directors such that new non-employee directors be granted an option to purchase 20,000 shares of Common Stock as of the date that such new non-employee director begins to serve as a non-employee director of the Company, and that each non-employee director be granted an option to purchase an additional 10,000 shares of Common Stock as of the first business day following each annual meeting of the stockholders; and (iii) to eliminate the automatic vesting and exercisablity rights upon the occurrence of a change in control of the Company for all options and other awards made under the Plan on or after the effective date of the amendments.

      To approve the proposed amendments to the 1999 Omnibus Plan, a majority of the outstanding shares of Common Stock present, in person or by proxy, must vote in favor of the proposed amendments. The Board of Directors believes that providing directors, officers and employees with equity incentives such as stock options will contribute substantially to the Company's future success by aligning the interests of management with those of the Company's stockholders. Further, the Company's overall compensation philosophy places significant emphasis on equity incentives and, in the case of non-employee directors, compensation is entirely in the form of equity incentives. The Board of Directors recommends a vote FOR Proposal 2.

      A copy of the 1999 Omnibus Plan, and the proposed Amendment Number One to the 1999 Omnibus Plan, are attached hereto as Appendix A and reference is made to the Appendix for a complete statement of the Plan and the amendments. A description of the 1999 Omnibus Plan, as it is proposed to be amended, follows. This description is only a summary and is qualified in its entirety by the provisions of the Plan and Amendment Number One thereto. Terms not defined herein have the meanings given to such terms in the Plan.

priceline.com Incorporated 1999 Omnibus Plan

      The 1999 Omnibus Plan is intended to promote the long-term financial interests and growth of priceline.com by providing employees of priceline.com with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

      General

      The 1999 Omnibus Plan provides for the granting of awards to such officers, other employees, consultants and directors of priceline.com and its affiliates as the Compensation Committee, which is the committee of the Board of Directors appointed to administer the Plan, may select from time to time. Awards under the 1999 Omnibus Plan may be made in the form of incentive stock options, non-qualified stock options, restricted stock or other awards.

      The maximum number of shares of Common Stock reserved for the grant or settlement of awards under the 1999 Omnibus Plan was originally set at 9,375,000 subject to adjustment as provided in the Plan. As described above, it is proposed that the maximum number of shares of Common Stock reserved for the grant or settlement of awards under the 1999 Omnibus Plan be amended to 25,375,000. The maximum number of shares of Common Stock that may be awarded in respect of options, restricted stock and other awards to a single individual in any given year may not exceed 9,375,000, 3,125,000 and 6,250,000, respectively, which amounts are subject to adjustment as described below. Awards (either as options, restricted stock or other awards) will be made in a manner consistent with Section 162(m) of the Internal Revenue Code of 1986, generally referred to as the "Code." Shares of Common Stock acquired upon the exercise or settlement of awards may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by priceline.com in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, canceled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the holder of such award, the shares of Common Stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 1999 Omnibus Plan.

      Except as provided in an agreement evidencing the grant of an award, in the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of awards under the 1999 Omnibus Plan, then the Compensation Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Common Stock or other property (including cash) that may thereafter be issued in connection with awards, (2) the number and kind of shares of Common Stock or other property, including cash, issued or issuable in respect of outstanding awards, (3) the exercise price, grant price, or purchase price relating to any awards, provided that, with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code, (4) the performance criteria with respect to an award, and (5) the individual limitations applicable to awards.

      Administration

      Except as provided below with respect to non-employee directors, the 1999 Omnibus Plan is administered by the Compensation Committee, the composition of which is intended to satisfy the provisions of Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, which is generally referred to as the "Exchange Act". The Compensation Committee has the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the 1999 Omnibus Plan, to administer, and to exercise all the powers and authorities either specifically granted to it under the 1999 Omnibus Plan or necessary or advisable in the administration of the 1999 Omnibus Plan, including, without limitation, the authority to grant awards; determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of Common Stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; make adjustments in the performance goals in recognition of unusual or non-recurring events affecting priceline.com or the financial statements of priceline.com, to the extent not inconsistent with
Section 162(m) of the Code, if applicable, or in response to changes in applicable laws, regulations, or accounting principles; construe and interpret the 1999 Omnibus Plan and any award; prescribe, amend and rescind rules and regulations relating to the 1999 Omnibus Plan; determine the terms and provisions of agreements evidencing awards; and make all other determinations deemed necessary or advisable for the administration of the 1999 Omnibus Plan.

      The Compensation Committee may, in its absolute discretion, without amendment to the 1999 Omnibus Plan, (a) accelerate the date on which any option granted thereunder becomes exercisable, waive or amend the operation of the 1999 Omnibus Plan provisions thereunder respecting exercise after termination of employment or otherwise adjust any of the terms of such option, (b) accelerate the vesting or waive any condition imposed with respect to any restricted stock, and (c) otherwise adjust any of the terms applicable to any award.

      Pursuant to Amendment Number One, the 1999 Omnibus Plan would be amended to provide that the administration of the plan as it applies to non-employee directors of the Company (including the exercise of all powers and authorities specified above) be vested with the Board.

      Awards Under the 1999 Omnibus Plan

      Stock Options. Unless otherwise determined by the Compensation Committee, options granted to employees and consultants pursuant to the 1999 Omnibus Plan become exercisable ratably over three years commencing on the first anniversary of the date of grant. The "option exercise price," which is the purchase price per share payable upon the exercise of an option, will be established by the Compensation Committee; provided, however, that the option exercise price may be no less than the fair market value of a share of Common Stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof: (1) in cash or by personal check, certified check, bank cashier's check or wire transfer; (2) subject to the approval of the Compensation Committee, in stock owned by the participant for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise; or (3) in such other manner as the Compensation Committee may from time to time authorize.

      Restricted Stock. The Compensation Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions, including the attainment of performance goals, which performance goals may be based upon one or more of the following criteria: pre-tax or after-tax income; operating profit; return on equity, assets, capital or investment; earnings or book value per share; sales or revenues; operating expenses; stock price appreciation; and the implementation or completion of critical projects or processes, as the Compensation Committee may determine in its discretion. Unless the Compensation Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions.

      Other Awards. Other awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other awards under the 1999 Omnibus Plan. Subject to the provisions of the 1999 Omnibus Plan, the Compensation Committee has the sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of Common Stock to be granted pursuant to such other awards and all other conditions of such other awards, including the attainment of performance goals.

      Non-Employee Director Options. Pursuant to Amendment Number One, the 1999 Omnibus Plan would be amended to provide that, unless determined otherwise by the Board in it sole and absolute discretion, and without further action by the Board or the stockholders of the Company, each non-employee director will, subject to the terms of the Plan, be granted a non-qualified option to purchase
(i) 20,000 shares of Common Stock as of the date the non-employee director begins service as a non-employee director and (ii) an additional stock option to purchase 10,000 shares of Common Stock as of the first business day following each annual meeting of stockholders of the Company; provided that the individual is a non-employee director on such date. Unless otherwise determined by the Board at the time of grant, each option would have a ten-year term, would become exercisable as to one-third of the shares subject to options on the First Anniversary of the date of grant and as to the balance, monthly in equal installments over the first Twenty-Four months following the First Anniversary of the date of grant, and would have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant and otherwise be in accordance with the terms specified above for options granted to employees and consultants.

      Other Features of the 1999 Omnibus Plan

      As originally provided by the 1999 Omnibus Plan, in the event of a Change in Control (as defined in the Plan), all outstanding awards would become fully vested and/or immediately exercisable and any restrictions thereon would lapse. However, under the terms of the Plan, the Board or the Compensation Committee may suspend, revise, terminate or amend the 1999 Omnibus Plan at any time; provided, that no such action may, without the consent of a participant, reduce the participant's rights under any outstanding award.

      Consistent with the foregoing, Amendment Number One would amend certain sections of the 1999 Omnibus Plan such that options granted pursuant to the Plan on or after the effective date of the amendment would not become fully vested and/or immediately exercisable and any restrictions thereon would not lapse upon a Change in Control unless otherwise determined by the Compensation Committee or the entire Board of Directors.

      New Plan Benefits

      Inasmuch as awards under the 1999 Omnibus Plan will be granted at the sole discretion of the Compensation Committee, it is not possible to determine the awards that will be granted during 2000. As of March 10, 2000, options covering 8,837,815 shares of Common Stock were outstanding under the 1999 Omnibus Plan. See "Option Grants in Last Fiscal Year."

      The following table sets forth the non-qualified option grants that will be made to non-employee directors as a group as of the first business day following the Stockholders' approval at the Annual Meeting of the proposed amendments to the 1999 Omnibus Plan.

                                1999 Omnibus Plan

                     Name and Position        Number of Options
                     -----------------        -----------------

                   Non-employee Directors,
                    As a group (7 total)            70,000

      Certain Federal Income Tax Consequences

      The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 1999 Omnibus Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

      Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a non-qualified stock option. Priceline.com will not be entitled to a tax deduction with respect to the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the excess of the fair market value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. Priceline.com will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price.

      In the event of a sale of Common Stock received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss.

      Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and priceline.com will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to priceline.com, if the incentive stock option is not exercised on a timely basis (generally, while the optionee is employed by priceline.com or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

      A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and priceline.com will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by priceline.com.

      Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to priceline.com. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, priceline.com generally will be entitled to a deduction in the same amount.

      Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income, for example, if a
Section 83(b) election was previously made or the restrictions were previously removed, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares.

      Other Types Of Awards. The grant of any other stock-based award generally will not result in income for the grantee or in a tax deduction for priceline.com. Upon the settlement of such an award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and priceline.com generally will be entitled to a tax deduction in the same amount.

                                   Proposal 3

                Ratification Of Selection Of Independent Auditors

      We have selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2000. We are submitting our selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since July 1997. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

      The Company's Bylaws do not require that the stockholders ratify the selection of our independent auditors. However, we are submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the outstanding shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. The Board of Directors recommends a vote FOR Proposal 3.

                              Security Ownership Of
                    Certain Beneficial Owners And Management

      The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 10, 2000, by (1) each stockholder known by priceline.com to be the beneficial owner of more than 5% of the Company's Common Stock; (2) each Director and nominee for Director of priceline.com; (3) priceline.com's Chief Executive Officer and each of its other four most highly compensated executive officers;
(4) Melissa M. Taub, who would have been one of the four most highly-compensated executive officers for fiscal 1999 had she not resigned from her executive position before December 31, 1999; and (5) all executive officers and Directors as a group.

                                                  SHARES BENEFICIALLY OWNED (a)
                                                  -----------------------------
NAME OF BENEFICIAL OWNER                             NUMBER           PERCENT
-----------------------------------------------      ------           -------

Jay S. Walker (b) ..............................   64,068,933           37.35
Richard S. Braddock (c) ........................   17,587,795            9.97
Timothy G. Brier (d) ...........................    2,623,022            1.53
Paul E. Francis (e) ............................    1,866,000            1.09
Melissa M. Taub (f) ............................          967               *
Thomas P. D'Angelo (g) .........................       45,000               *
Ronald V. Rose (h) .............................       37,500               *
Paul A. Allaire (i) ............................       56,200               *
Ralph M. Bahna (j) .............................      309,750               *
Paul J. Blackney ...............................      140,008               *
William E. Ford (k) ............................   20,523,084           12.06
Marshall Loeb (l) ..............................       32,250               *
N. J. Nicholas, Jr. (m) ........................    3,606,250            2.11
Nancy B. Peretsman (n) .........................    2,504,375            1.47
General Atlantic Partners, LLC (k) .............   20,532,084           12.06
Paul G. Allen (o) ..............................    9,098,966            5.34
Walker Digital LLC (b) .........................   64,068,933           37.35
All directors and executive officers as a
group, including (b) - (n), Mr. Blackney and
(p) (17 persons) ...............................  113,917,800           63.16

*     Represents beneficial ownership of less than one percent.

      (a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock and options or warrants that are currently exercisable or exercisable within 60 days of March 10, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

      (b) Includes: (1) 49,923,929 shares held by Mr. Walker individually, including an aggregate of 4,317,921 shares as to which Mr. Walker has granted options to certain individuals; (2) 7,279,504 shares held by Walker Digital, LLC, a Delaware limited liability company controlled by Walker Digital Corporation, of which Mr. Walker is Founder, Chairman and the controlling stockholder, including an aggregate of 302,777 shares as to which Walker Digital Corporation has granted options to certain of its employees and consultants; (3) 5,500,000 shares held by The Jay S. Walker Irrevocable Credit Trust, as to which Mr. Walker disclaims beneficial ownership; and (4) 1,000 shares held by an immediate family member of Mr. Walker, as to which Mr. Walker disclaims beneficial ownership. Also includes vested options to purchase 1,382,500 shares. Excludes 132,500 shares subject to options that are not vested or exercisable within 60 days of March 10, 2000. The address of Mr. Walker and Walker Digital, LLC is Five High Ridge Park, Stamford, Connecticut 06905.

      (c) Includes: (1) 4,941,104 shares held by Richard S. Braddock as Trustee of The Richard S. Braddock 1999 Annuity Trust; (2) 1,000 shares held by an immediate family member of Mr. Braddock, as to which Mr. Braddock disclaims beneficial ownership; and (3) 120,000 shares held by The Richard and Susan Braddock Family Foundation, Inc., as to which Mr. Braddock disclaims beneficial ownership. Also includes vested options to purchase 6,250,000 shares and options to purchase 250,000 shares that are currently exercisable for shares owned by Mr. Walker.

      (d) Includes: (1) 490,347 shares held by The Timothy Brier 1998 Grantor Retained Annuity Trust; (2) 52,500 shares held by his spouse; (3) 6,900 shares held by immediate family members of Mr. Brier, as to which Mr. Brier disclaims beneficial ownership; and (4) 32,500 shares held by the Patricia Brier & Timothy TR UA December 13, 1999 Trinity Trust, as to which Mr. Brier disclaims beneficial ownership. Includes vested options to purchase 1,212,500 shares but excludes 440,625 shares subject to options that are not vested or exercisable within 60 days of March 10, 2000.

      (e) Includes: (1) 62,500 shares held by The Paul E. Francis 1998 Trust, dated April 1, 1998; and (2) 125,000 shares held by The Paul E. Francis 1999 Grantor Retained Annuity Trust. Includes vested options to purchase 597,500 shares but excludes 285,000 shares subject to options that are not vested or exercisable within 60 days of March 10, 2000. Excludes 1,836 shares owned by the Strypemonde Foundation, a charitable foundation established by Mr. Francis and his spouse. Also excludes 15,625 shares held by The Paul E. Francis 1998 Trust, dated December 2, 1998, and 15,625 shares held by The Paul E. Francis 1999 Trust, dated February 26, 1999, which were established by Mr. Francis for unrelated individuals. Effective February 18, 2000, Paul E. Francis resigned from his position as an executive officer of priceline.com.

      (f) Excludes 83,883 shares subject to options that are not vested or exercisable within 60 days of March 10, 2000.

      (g) Includes vested options to purchase 45,000 shares but excludes 62,500 shares subject to options that are not vested or exercisable within 60 days of March 10, 2000.

      (h) Includes vested options to purchase 37,500 shares but excludes 185,000 shares subject to options that are not vested or exercisable within 60 days of March 10, 2000.

      (i)   Includes vested options to purchase 37,500 shares.

      (j)   Includes vested options to purchase 31,250 shares.

      (k) Includes 20,491,834 shares held by various General Atlantic entities. In addition, includes vested options to purchase 31,250 shares held by Mr. Ford. Mr. Ford, a director of the Company, is a managing member of General Atlantic Partners, LLC and a general partner of certain General Atlantic entities. Mr. Ford disclaims beneficial ownership of the 20,491,834 shares referred to above, except to the extent of his pecuniary interest therein. General Atlantic disclaims beneficial ownership of the 31,250 options referred to above. The address of General Atlantic is 3 Pickwick Plaza, Greenwich, Connecticut 06830.

      (l) Includes: (1) 1,000 shares held by an immediate family member of Mr. Loeb; and (2) vested options to purchase 31,250 shares which are held by Mr. Loeb's daughter, as to which Mr. Loeb disclaims beneficial ownership.

      (m) Includes 2,855,000 shares held by Gore Creek Trust, as to which Mr. Nicholas disclaims beneficial ownership. Includes options held by Gore Creek Trust to purchase 720,000 shares that are currently exercisable for shares owned by Mr. Walker, as to which Mr. Nicholas disclaims beneficial ownership. Also includes vested options to purchase 31,250 shares.

      (n) Includes: (1) 1,068,414 shares held by Allen & Company Incorporated on its own behalf and on behalf of certain of its officers, directors and employees; (2) options held by Allen & Company Incorporated to purchase 571,875 shares owned by Mr. Walker; (3) 825,000 shares held by Ms. Nancy B. Peretsman; (4) 7,811 shares held by Allen & Company Incorporated for the benefit of certain members of Ms. Peretsman's family; and (5) vested options held by Ms. Peretsman to purchase 31,250 shares. Ms. Peretsman, who is a Managing Director and Executive Vice President of Allen & Company Incorporated, disclaims beneficial ownership of the shares and options referred to in clauses (1) and (2) above, except to the extent of her pecuniary interest therein. Allen & Company disclaims beneficial ownership of the shares and options referred to in clauses (3), (4) and (5) above.

      (o) Includes 9,098,966 shares owned by Vulcan Ventures Incorporated, a corporation wholly-owned by Mr. Allen. The address of Mr. Allen and Vulcan Ventures Incorporated is 110-110th Avenue N.E., Bellevue, Washington 98004.

      (p) Includes options to purchase 516,666 shares but excludes 2,883,334 shares subject to options that are not vested or exercisable within 60 days of March 10, 2000.

The address of all directors, officers and other individual stockholders (except as otherwise set forth herein) is 800 Connecticut Avenue, Norwalk, Connecticut 06854.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of priceline.com Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, our officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements.

                       Director and Executive Compensation

Compensation of Directors

      Directors who are also employees of priceline.com receive no compensation for serving on the Board of Directors. With respect to Directors who are not employees of priceline.com, the Company reimburses such non-employee directors for all travel and other expenses incurred in connection with attending Board of Directors and committee meetings. Non-employee directors are also eligible to receive stock option grants under the 1997 Omnibus Plan and the 1999 Omnibus Plan.

Compensation of Executive Officers

      The following table shows compensation earned during fiscal 1998 and 1999 by our Chairman of the Board, Chief Executive Officer, the next four most highly-compensated executive officers serving at the end of fiscal 1999 and Melissa M. Taub, who would have been one of the four most highly-compensated executive officers for fiscal 1999 had she not resigned from her executive position before December 31, 1999. These people are referred to as the "named executive officers." Unless otherwise indicated, titles shown in the table are titles held as of December 31, 1999.

                           Summary Compensation Table

                                                                                     LONG-TERM
                                                     ANNUAL COMPENSATION            COMPENSATION
                                                -------------------------------     ------------

                                                                                      NUMBER OF
                                                                                      SECURITIES
                                                                                      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR    SALARY ($)     BONUS ($)      OPTIONS (#)     COMPENSATION ($)
---------------------------                     ----    ----------     ---------      -----------     ----------------
Richard S. Braddock (a)                         1999     300,000          --               --                --
  Chairman and Chief Executive Officer .......  1998     112,500          --           6,250,000             --
                                                                                           --
Melissa M. Taub(b), Senior Vice                 1999     200,000        69,274           250,000             --
  President, General Counsel & Secretary .....  1998      63,027          --               --                --

Timothy G. Brier, Executive Vice                1999     250,000          --               --             6,528(c)
  President, Travel .........................   1998     177,083        72,917         2,003,125          6,789(c)

Paul E. Francis (e)                             1999     225,000          --               --             1,240(c)
  Chief Financial Officer ...................   1998     225,000          --           1,035,000            413(c)

Ronald V. Rose                                  1999     172,273        37,850           187,500             --
  Chief Information Officer .................   1998         --           --               --                --

Thomas P. D'Angelo, Vice President              1999     158,125        10,000             --               394(c)
  Finance and Controller ....................                                                               971(d)
                                                1998     140,569        10,000           312,500            569(c)

----------

      (a) Mr. Braddock commenced serving as Chairman and Chief Executive Officer in August 1998.

      (b) Effective December 16, 1999, Ms. Taub resigned from her position as Senior Vice President, General Counsel and Secretary of priceline.com.

      (c)   Represents life insurance premiums paid.

      (d)   Represents disability insurance premiums paid.

      (e) Effective March 18, 2000, Mr. Francis resigned from his position as Chief Financial Officer of priceline.com.

      The following table sets forth information concerning the grant of stock options during the fiscal year ended December 31, 1999 to the named executive officers.

                        Option Grants In Last Fiscal Year

                                                              INDIVIDUAL GRANTS
                           -----------------------------------------------------------------------------------------
                            NUMBER OF       % OF TOTAL                                     POTENTIAL REALIZATION
                           SECURITIES         OPTIONS         EXERCISE                    VALUE AT ASSUMED ANNUAL
                           UNDERLYING       GRANTED TO        OR BASE                       RATES OF STOCK PRICE
                             OPTIONS       EMPLOYEES IN        PRICE         EXPIRATION    APPRECIATION FOR OPTION
Names                      GRANTED (#)      FISCAL YEAR        ($/SH)           DATE              TERM (b)
-----                      -----------     ------------       --------       ----------  ---------------------------
Richard S. Braddock ....       --               --               --            --                 5%             10%
Melissa M. Taub ........       --               --               --            --                --              --
Paul E. Francis ........       --               --               --            --                --              --
Timothy G. Brier .......       --               --               --            --                --              --
Ronald V. Rose (a)......     187,500           2.9%             6.40         1/29/09        754,673       1,912,490

All Shareholders .......       N/A             N/A              N/A            N/A      532,579,876   1,349,661,970

----------
      (a) Options granted under the Company's 1997 Omnibus Plan. 62,500 shares have vested, and the remainder of the shares vest with respect to 62,500 shares on each of December 31, 2000 and 2001. The Compensation Committee of the Board of Directors has the discretion to grant a reload option to Mr. Rose under certain circumstances upon exercise of his options. The Compensation Committee, with the approval of the Board of Directors, has the discretion to accelerate the vesting and exercisability of the options upon a change in control of the Company.

      (b) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Potential realizable values for all shareholders are based on 132,320,427 shares outstanding on January 29, 1999.

      The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 1999, and the fiscal year-end value of stock options, held by the named executive officers.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                                            NUMBER OF            VALUE OF
                                                              SHARES            UNEXERCISED
                                                            UNDERLYING         IN-THE-MONEY
                                                           UNEXERCISED          OPTIONS AT
                                                            OPTIONS AT         12/31/99 ($)
                                                           12/31/99 (#)             (b)
                                                          ---------------     ----------------
                            SHARES
                           ACQUIRED
                              ON            VALUE
                           EXERCISE        REALIZED        EXERCISABLE/        EXERCISABLE/
Names                         (#)           ($) (a)       UNEXERCISABLE        UNEXERCISABLE
-----                      --------        --------       -------------        -------------
Richard S. Braddock ....      --               --           6,250,000          296,093,750
                                                                   /0                   /0
Melissa M. Taub ........    50,000         4,172,934          116,667            5,527,099
                                                              /83,333           /3,947,901
Paul E. Francis ........      --               --             750,000           35,531,250
                                                             /285,000          /13,501,875
Timothy G. Brier .......    50,000         4,172,934        1,512,500           71,654,688
                                                             /440,625          /20,874,609
Ronald V. Rose .........      --               --              62,500            2,960,937
                                                             /125,000           /5,921,875
Thomas P. D'Angelo .....    50,000         4,172,934          200,000            9,475,000
                                                              /62,500           /2,960,937

----------
(a)   Value before income taxes payable as a result of exercise.

(b)   Assumes a fiscal year-end market price of $47.375 per share.

                            Compensation Arrangements

      Braddock Employment Agreement. Pursuant to an employment agreement, dated as of August 15, 1998, between priceline.com and Mr. Richard S. Braddock, Mr. Braddock serves as the Chairman and Chief Executive Officer of priceline.com through August 15, 2001. Pursuant to an agreement in principle entered into July 23, 1998, by and between priceline.com and Mr. Braddock in anticipation of entering into the employment agreement, Mr. Braddock received 6,500,000 equity units in priceline.com's predecessor, which have since been converted into 8,125,000 shares of Common Stock. Mr. Braddock also was granted an option to purchase up to 5,000,000 equity units in priceline.com's predecessor at an exercise price of $1.00 per share, subject to standard anti-dilution adjustments, which has been converted into an option to purchase 6,250,000 shares of Common Stock at an exercise price of $0.80 per share and which is fully vested. Under the terms of his employment agreement, Mr. Braddock is entitled to an initial annual base salary of $300,000, subject to annual adjustment, and is eligible to participate in any cash bonus program that may be introduced by priceline.com. In connection with the execution of the employment agreement, Mr. Braddock also received an option to purchase an equity interest in Walker Digital from Walker Digital. Upon termination of his employment with us by disability or death, Mr. Braddock or his estate will be entitled to receive base salary for an additional six months following termination. If we terminate Mr. Braddock's employment without cause, Mr. Braddock will be entitled to receive his base salary compensation and benefits for the balance of the term of the agreement, payable in monthly installments.

      Brier Employment Agreement. Pursuant to an employment agreement, dated as of July 23, 1998, as amended, between priceline.com and Mr. Timothy G. Brier, Mr. Brier serves as Executive Vice President of priceline.com. Under the terms of his employment agreement, Mr. Brier is entitled to an annual base salary of $250,000, and until April 6, 1999, was entitled to receive cash bonuses based upon the number of airlines and consolidators that participate in the priceline.com service. Under certain circumstances, Mr. Brier may also be entitled to a compensatory bonus that is designed to ensure that his aggregate annual compensation for services rendered to priceline.com and CAP Systems, another entity affiliated with Mr. Walker for which Mr. Brier continues to provide services, equals $625,000. In addition, Mr. Brier was issued 1,200,000 equity units in priceline.com's predecessor, which have since been converted into 1,500,000 shares of Common Stock. Priceline.com also granted Mr. Brier an option to purchase up to 2,003,125 shares of Common Stock at an exercise price of $0.80 per share, subject to standard anti-dilution adjustments. Upon termination of his employment with us, Mr. Brier will have the right to continue to participate in our medical plan, at a cost equal to our average capita cost for health insurance, for a period of time equal to the product of five multiplied by the number of years (including partial years) he was employed by us. Upon termination by disability or death, Mr. Brier or his estate will be entitled to receive his base salary for an additional six months following termination. If we terminate Mr. Brier's employment without cause, Mr. Brier will be entitled to receive his base salary and bonus compensation for an additional one year period, payable in monthly installments.

      Taub Employment Agreement. In connection with her resignation as our Senior Vice President, General Counsel and Secretary, and in lieu of severance to which she was entitled under her previous employment agreement, Melissa Taub entered into a Continuing Employment Agreement with us that provides for her continuing employment as a non-officer employee until December 16, 2000. During this period, she will receive a salary of $200,000 per year and payment of her bonus for the fiscal year 1999. Ms. Taub's unvested stock options will continue to vest in accordance with their original vesting schedule and all of her stock options will be exercisable until 90 days after December 16, 2000. In addition, Ms. Taub was awarded a fully vested option to purchase 25,000 shares of Walker Digital Corporation common stock at an exercise price per share of $1.00, which option will be exercisable until December 16, 2009. Ms. Taub will be entitled to no additional severance benefits, and if she performs services for any entity other than us or Walker Digital or is self-employed from June 16, 2000 to December 16, 2000, any amounts received by her that are recognized as income (other than income from the exercise of stock options or vesting of other equity awards) will offset our obligation to pay her salary during that period.

Report of the Compensation Committee of the Board of Directors on Executive Compensation(1)

      We constitute the Compensation Committee of the Board of Directors of priceline.com Incorporated. None of us has been an officer or employee of priceline.com. We are responsible for establishing the compensation for the executive officers, including the Chief Executive Officer, of the Company.

      The goals of the Company's compensation program are to align compensation with business objectives and performance and to enable it to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. To meet these goals, we have adopted a mix of the compensation elements of salary and stock options.

      The Company commenced operations in 1998. The Chief Executive Officer joined the Company in August 1998 and the President and Chief Operating Officer joined in July 1999. Accordingly, compensation for each individual was principally determined by the provisions of their employment contracts.

      Base Salary. We meet at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, we consider the following factors: competitive pay practices, individual performance against goals, levels of responsibility, breadth of knowledge and prior experience. We are also guided by contractual obligations to certain of our executive officers which set minimum salary levels. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To give us more information for making compensation comparisons, we review surveys of compensation for comparable companies with revenue growth similar to our own. Our compensation emphasizes equity based incentive compensation through stock options rather than high levels of fixed or variable cash compensation.

      Stock Options. The Company's stock option plans are designed to provide its employees, directors and consultants with an incentive which aligns their interests with those of the Company's stockholders, in the Company's long-term performance. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in job responsibilities, scope or title. Stock options under the option plans generally vest over a three-year period and expire ten years from the date of grant. The exercise price of options granted under the plans is 100% of the fair market value of the Common Stock on the date of grant.

      The number of stock options granted to each participant under the option plans is generally determined by guidelines reviewed by the Committee, which combine several factors. They include the salary and performance level of each participant as well as the approximate market price of the stock at the time of grant. Stock option grants in 1999 to certain executive officers have been negotiated as part of their initial hiring. We believe their existing grants and vesting schedules currently align their objectives with those of the Company's stockholders.

      Section 162(m) of the Internal Revenue Code of 1986 limits deductions for federal income tax purposes to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." While we do not expect this limitation to affect the Company in 1999, the Committee reserves the right to utilize compensation plans which will not qualify as "performance-based compensation" and for which deductibility will be so limited.

      1999 Compensation. Compensation in 1999 for Mr. Braddock, the Company's Chief Executive Officer, consisted of base salary. Mr. Braddock's total compensation is heavily weighted toward equity incentives, consisting of restricted stock and stock options, granted in 1998 under the terms of Mr. Braddock's employment agreement. Mr. Braddock's compensation was designed to align his interests with those of the Company's stockholders by tying the value of the awards to the success of his efforts toward building the

----------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Company's management, business and infrastructure, facilitating the initial public offering of the Company's Common Stock and promoting growth and operating and financial performance thereafter.

      Compensation in 1999 for Mr. Schulman, the Company's President and Chief Executive Officer, consisted of base salary and equity incentives in the form of stock options granted under the terms of Mr. Schulman's employment agreement. Mr. Schulman's compensation is heavily weighted toward equity incentives and designed to link his total compensation to the Company's growth and operating and financial performance. Mr. Schulman's agreement also included a loan to Mr. Schulman, which was intended to mitigate a decrease in current cash compensation he experienced when joining the Company.

      Compensation for other Named Executive Officers is also heavily weighted toward equity incentives to align the officers' interests with those of the Company's stockholders.

      Summary. Through the plans described above, a significant portion of our compensation program for our executive officers (including our Chief Executive Officer) is contingent upon the individual's and the Company's performance, and realization of benefits by our Chief Executive Officer and the other executive officers is closely linked to increases in stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation during any given annual period.

                                          Compensation Committee

                                          N.J. Nicholas, Jr. (Chairman)
                                          Paul A. Allaire
                                          Ralph M. Bahna
                                          Marshall Loeb

           Compensation Committee Interlocks And Insider Participation

      As noted above, the Compensation Committee is comprised of four non-employee directors: Messrs. Allaire, Bahna, Loeb and Nicholas, Jr. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has such interlocking relationship existed in the past.

Performance Measurement Comparison(2)

      The following graph shows the total stockholder return through December 31, 1999 of an investment of $100 in cash on March 30, 1999 for priceline.com Common Stock (the day the Common Stock began trading on the NASDAQ National Market) and an investment of $100 in cash on March 30, 1999 for (i) the NASDAQ National Market Index and (ii) the Media General Internet Software and Services Index. The Media General Internet Software and Services Index is an index of 212 stocks representing the Internet industry, including Internet software and services companies and e-commerce companies. Historic stock performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each month:

                            CUMULATIVE TOTAL RETURN
                          PRICELINE.COM INCORPORATED,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

  [The following table was depicted as a line chart in the printed material.]

----------
(2) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                         Media General
                                           Internet
     Measurement      priceline.com      Software and
        Point         Incorporated       Services Index           NASDAQ
        -----         -------------      --------------           ------
       3/30/99          $100.00             $100.00              $100.00
       3/31/99           120.11              100.00               100.00
       4/30/99           235.33              118.28               103.21
       5/28/99           162.36               95.21               100.16
       6/30/99           167.48               96.55               108.72
       7/30/99           109.51               78.14               106.79
       8/31/99            98.73               82.11               110.45
       9/30/99            93.48               92.74               110.61
       10/29/99           87.32               96.46               119.17
       11/30/99           90.04              123.82               133.28
       12/31/99           68.66              156.54               162.95

                              Certain Transactions

      The Company was founded as a limited liability company in July 1997 and converted to a corporation in July 1998. In connection with this conversion, all equity units issued by the Company's predecessor were converted into an equal number of shares of Common Stock. The following discussion does not distinguish between the Company and its predecessor and the Common Stock and the equity units of the Company's predecessor. The information set forth below also reflects a 1.25-for-one stock split of the Common Stock on March 26, 1999.

Relationship with Walker Digital

            The Company's core buyer-driven commerce business model and related intellectual property rights were initially developed by Walker Digital Corporation, a technology research and development company that was founded and is controlled by Mr. Walker. In partial consideration for the transfer of such rights and for the ongoing planning, maintenance and prosecution of the patents related to such rights, the Company issued Walker Digital 6,895,833 shares of Common Stock. Pursuant to the terms of a Purchase and Intercompany Services Agreement ("Intercompany Agreement"), the Company also granted Walker Digital a perpetual, non-exclusive, royalty-free right and license to use the intellectual property related to the Company's service for non-commercial internal research and development purposes. The Company also has the right to purchase at fair market value any intellectual property that is owned and subsequently acquired, developed or discovered by Walker Digital that will provide significant value in the use or commercial exploitation of the Company's system. Pursuant to the terms of the indemnification obligations contained in the Intercompany Agreement, Walker Digital agreed to indemnify the Company for damages, liability and legal expenses incurred in connection with certain litigation filed in the United States District Court for the Northern District of California by Marketel International, Inc.

            The Company recently expanded its buyer-driven commerce system through licensing arrangements with two companies affiliated with Walker Digital. The Company has licensed its patented Name Your Own Price(SM) business model and affiliated trademarks and software systems to Priceline WebHouse Club, Inc. ("WebHouse Club"), which operates an Internet-based service for groceries and other retail products. Walker Digital owns 34.1% of the outstanding capital stock of WebHouse Club and the balance is owned by certain institutional and individual investors. The Company owns a warrant that entitles it to purchase up to 137.5 million shares of common stock of WebHouse Club, or 77.5% of the fully diluted equity of WebHouse Club, at an exercise price of $3.00 per share, upon the satisfaction of certain conditions. In connection with the WebHouse Club transaction, Walker Digital granted to the Company an exclusive (in the field of retail commerce), worldwide license to certain intellectual property, including patents, useful in WebHouse Club's business. The Company exclusively sublicensed these intellectual property rights to WebHouse Club and granted to WebHouse Club an exclusive worldwide license to its buyer-driven commerce patent rights and other intellectual property for use in the sale of groceries, health and beauty items and household supplies by retailers, as well as a non-exclusive worldwide license to such intellectual property for use in Internet based buyer-driven commerce for the sale, by retailers, of other products or services. WebHouse Club pays the Company a sliding scale royalty descending from 1.0% to 0% of net revenues. In addition to the patent and technology license, the Company and WebHouse Club share certain information technology infrastructure, and the Company provides WebHouse Club with marketing and information technology services.

            The Company also has licensed its patented Name Your Own Price(SM) business model and affiliated trademarks to Priceline Perfect Yard Sale, Inc. ("Perfect Yard Sale"), a subsidiary of Walker Digital, which operates a consumer to consumer service for the sale of quality used goods over the Internet. Under the terms of a preliminary agreement between the Company and Perfect Yard Sale (the "PYS Agreement"), the Company granted to Perfect Yard Sale an exclusive royalty-free license to the Company's buyer-driven commerce patent rights and related intellectual property, the Priceline name and associated trademarks for use in Perfect Yard Sale's business, and agreed to provide related services on a royalty-free basis pending execution of definitive documentation. Under the terms of the PYS Agreement, the Company has the right to receive warrants to purchase a majority of the outstanding voting equity of Perfect Yard Sale on mutually agreed upon terms.

            Walker Digital owns the intellectual property rights underlying the technology associated with the Company's adaptive marketing programs. Walker Digital has licensed to the Company the right to use these intellectual property rights under a perpetual, exclusive, royalty-free license agreement. Walker Digital has pending several United States patent applications directed to different aspects of the processes and technology supporting the Company's adaptive marketing programs.

            Walker Digital and the Company provide each other with a variety of services. The services provided by the Company include various management and administrative services, for which the Company collects fees from Walker Digital. Walker Digital currently provides research and development assistance on an as needed basis, as requested by the Company. Additionally, the Company has guaranteed Walker Digital's obligations under a lease of 2,500 square feet for office space in a building in New York City that is used by both companies. The lease provides for annual rental payments of approximately $170,000 plus expenses for a term of five years. From July 1997 to February 2000, the Company sublet its former corporate offices in Stamford, Connecticut from Walker Digital. Pursuant to the terms of such sublease, the Company paid Walker Digital an aggregate of approximately $2,239,000.

            Several of the Company's directors, executive officers and other key employees also are directors, officers, employees or stockholders of Walker Digital and either own, or hold an option to purchase, equity securities of Walker Digital and its affiliates. See "Election of Directors."

            The Company has established an Independent Committee of the Board that is comprised of three directors who are not employees of the Company or its affiliates and related companies to review and ratify any future material transaction between the Company and its affiliates and related companies, including Walker Digital, WebHouse Club and Perfect Yard Sale. See "Board Committees and Meetings."

Merger of Priceline Travel, Inc. Into the Company

            The Company's travel agency license was previously held by Priceline Travel, Inc., a separate company that was owned by Mr. Walker. As a result, all of the Company's airline ticket sales were effected through Priceline Travel. Priceline Travel was merged into the Company on March 24, 1999 for nominal consideration.

Other Transactions

            The Company implemented an option exercise program that enabled its employees who were employed as of June 1, 1999 to sell, during an eleven-day period ending on July 30, 1999, a portion of the shares underlying their options vested on or before June 1, 1999, which otherwise would not have been exercisable until September 26, 1999. Seventy employees, including Timothy G. Brier, Melissa M. Taub, and Thomas P. D'Angelo participated in the option exercise program, pursuant to which 967,183 shares underlying their options were sold in the public market on their behalf through a cashless exercise program administered by Morgan Stanley & Co. Incorporated. After expiration of the eleven-day period, such employees agreed to an extended 180-day lock-up period on the balance of their unsold option shares, representing 7,669,588 in the aggregate, which lock-up period has since expired. Employees who had no options vested as of June 1, 1999 and former employees, directors and consultants were not eligible to participate in the option exercise program.

            In July 1999, the Company made a loan to Mr. Daniel H. Schulman, President and Chief Operating Officer of the Company, in the amount of $6.0 million. The loan accrues interest at the rate of 5.82% per annum until maturity in July 2004. Mr. Schulman will be required to make prepayments of principal and accrued interest in an amount equal to 25% of his pre-tax proceeds over $10,000,000 from the exercise of his stock options until June 14, 2004, unless earlier repaid or forgiven, at which point any remaining outstanding amounts under the loan will be forgiven by the Company. Any remaining outstanding amounts under the loan also will be forgiven by the Company in the event of certain changes in control, death, disability, termination without cause or termination for good reason.

            In January 2000, in connection with his employment with the Company, the Company made a loan to Mr. Jeffery H. Boyd, the new Executive Vice President and General Counsel of the Company, in the amount of $2.0 million. The loan accrues interest at the rate of 6.56% per annum until maturity in February 2004. Mr. Boyd will be required to make prepayments of principal and accrued interest in an amount equal to 25% of his pre-tax proceeds over $2,000,000 from the exercise of his stock options until February 2005, unless earlier repaid or forgiven, at which point any remaining outstanding amounts under the loan will be forgiven by the Company. Any remaining outstanding amounts under the loan also will be forgiven by the Company in the event of certain changes in control, death, disability, termination without cause or termination for good reason.

            In March 2000, in connection with her employment with the Company, the Company made a loan to Ms. Heidi G. Miller, the new Senior Executive Vice President, Chief Financial Officer, Strategic Planning and Administration of the Company, in the amount of $3.0 million. The loan accrues interest at the rate of 6.56% per annum until maturity in March 2005. Ms. Miller will be required to make prepayments of principal and accrued interest in an amount equal to 25% of her pre-tax proceeds over $6,600,000 from the exercise of her stock options until February 18, 2005, unless earlier repaid or forgiven, at which point any remaining outstanding amounts under the loan will be forgiven by the Company. Any remaining outstanding amounts under the loan also will be forgiven by the Company in the event of certain changes in control, death, disability, termination without cause or termination for good reason.

            In April 1999, the Company made a $3.3 million loan to Mr. Richard
S. Braddock for the payment of taxes related to the issuance to Mr. Braddock of 8,125,000 shares of Common Stock in August 1998. The loan bears interest at 5.28% per annum. Interest is payable annually and principal is payable in January 2004.

            The Company has entered into compensation arrangements with certain of its directors and officers. See "Director and Executive Compensation" and "Compensation Arrangements."

            The Company has granted registration rights to certain stockholders and warrant holders, including Mr. Braddock, Mr. Walker, Walker Digital, The Jay
S. Walker Irrevocable Credit Trust, General Atlantic and Vulcan Ventures Incorporated. Up to all of the shares held by said stockholders, exclusive of options granted to them under the 1999 Omnibus Plan and the 1997 Omnibus Plan or acquired in the public market, are entitled to said registration rights. See "Security Ownership Of Certain Beneficial Owners and Management." Additional shares acquired by these individuals while an affiliate of the Company will also be entitled to registration rights under the agreement. In addition, the holders of all of the securities registrable pursuant to the agreement are entitled under the agreement, subject to certain limitations, to require the Company to include their registrable securities in future registration statements the Company files. Registration of shares of Common Stock pursuant to the rights granted in this agreement will result in such shares becoming freely tradeable without restriction under the Securities Act of 1933. All registration expenses incurred in connection with the above registrations will be borne by the Company.

            In February 1999, the Company made a payment of $850,000 to Allen & Company Incorporated for financial advisory services. Ms. Peretsman, who is a Director of the Company, is a director and stockholder of Allen & Company.

            The Company offers its magazine subscription promotion pursuant to a revenue sharing arrangement with Synapse Group, Inc., a direct marketing firm that is an affiliate of Mr. Walker. Under this arrangement, the Company shares in a percentage of the revenues generated upon the conversion of the Company-generated subscriptions to annual subscriptions after a six-month free trial period. Affiliates of General Atlantic have invested approximately $59.3 million in Synapse Group, Inc. Marshall Loeb, a Director of the Company, has also made an investment of approximately $3.2 million in Synapse Group, Inc.

            Daniel H. Schulman, who is the President, Chief Operating Officer and a Director of the Company, is a member of the Board of Directors of Net2Phone, Inc., a provider of Internet protocol and related telecommunication services. In November 1999, the Company entered into a Memorandum of Understanding with Net2Phone for Net2Phone's participation as a preferred provider in the Company's telecommunications service currently scheduled to launch in late March 2000. Under the terms of the Memorandum of Understanding, Net2Phone will pay the Company $17,000,000 over three (3) years. The Company and Net2Phone currently are negotiating the definitive agreement which will supersede the Memorandum of Understanding. In November 1999, Net2Phone and the Company also entered into a short-term co-marketing agreement pursuant to which Net2Phone paid the Company approximately $1,000,000 in connection with the Company's providing certain marketing opportunities to Net2Phone.

            Paul J. Blackney, who is a Director of the Company, became the President and Chief Executive Officer of Worldspan, L.P., a global travel distribution system ("GDS"), which was, and continues to be, the Company's sole GDS for booking travel reservations for its customers. In January 2000, the Company entered into an amendment to its subscriber agreement with Worldspan, pursuant to which Worldspan paid $3,000,000 in exchange for the Company's committing to a certain minimum volume of bookings for the five (5) year term of the agreement. The amendment also provides for certain discounts and incentives to be provided by Worldspan to the Company.

Indemnification Of Directors And Executive Officers And Limitation Of Liability

            Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933.

            As permitted by Delaware law, the Company's certificate of incorporation includes a provision that eliminates the personal liability of its Directors for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or (4) for any transaction from which the Director derived an improper personal benefit.

            As permitted by Delaware law, the Company's certificate of incorporation, provides that (1) the Company is required to indemnify its Directors and officers to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; (2) the Company is permitted to indemnify its other employees to the extent that it indemnifies its officers and Directors, unless otherwise required by law, its certificate of incorporation, its by-laws or agreements; (3) the Company is required to advance expenses, as incurred, to its Directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the certificate of incorporation are not exclusive.

                                  Other Matters

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

                                                                      Appendix A

                              AMENDMENT NUMBER ONE

                                     TO THE

                           PRICELINE.COM INCORPORATED

                                1999 OMNIBUS PLAN

            WHEREAS, priceline.com Incorporated (the "Company") maintains the priceline.com Incorporated 1999 Omnibus Plan (the "Plan");

            WHEREAS, the Board of Directors of the Company (the "Board"), acting through the Compensation Committee, is authorized to amend the Plan, subject to stockholder approval in certain instances; and

            WHEREAS, the Board desires to amend the Plan, subject to stockholder approval.

            NOW, THEREFORE, effective immediately, but subject to, and conditioned upon, approval of this amendment by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the next annual stockholders meeting, the Plan is amended as follows:

            1. Section 2(i) of the Plan is amended in its entirety to read as follows:

      " (i) "Committee" means (1) with respect to the application of this Plan to employees and consultants, a committee established by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be a "non-employee director" as defined in Rule 16b-3 of the Exchange Act and an "outside director" as defined under
      Section 162(m) of the Code and (2) with respect to the application of this Plan to Non-Employee Directors, the Board.

            2. Section 2(y) of the Plan is amended in its entirety to read as follows:

      "(y) "Participant" shall mean (i) an employee, consultant or Non-Employee Director of the Company to whom an Award is granted hereunder and (2) any such persons successors, heirs, executors and administrators, as the case may be, in such capacity.

            3. Section 3 of the Plan is amended by replacing the first sentence thereof with the following:

      "The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 25,375,000 shares, subject to adjustment as provided herein."

            4. Section 6 of the Plan shall be amended in its entirety to read as follows:

      "6. Awards Under the Plan; Non-Employee Director Grants

      (a) Grants. The Committee may grant Options, Restricted Stock and Other Stock-Based Awards to Participants in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion.

      (b) Non-Employee Director Grants. Unless determined otherwise by the Committee in its sole and absolute discretion, and without further action by the Board or the stockholders of the Company, each Non-Employee Director shall, subject to the terms of the Plan, be granted a Non-Qualified Option to purchase (1) 20,000 shares of Stock as of the date the Non-Employee Director begins service as a Non-Employee Director and
      (2) an additional Option to purchase 10,000 shares of Stock as of the first business day following each annual meeting of stockholders of the Company, provided that the individual is a Non-Employee Director on such date. Unless otherwise determined by the Committee at the time of grant, each such Option shall be for a ten (10) year term, shall become exercisable as to one-third of the shares subject to the Option on the first anniversary of the date of grant and as to the balance monthly in equal installments over the next twenty-four months following such first anniversary, shall be granted at a per share exercise price equal to the Fair Market Value and otherwise be in accordance with Section 7 of this Plan.

      (c) Agreements. Each Award granted under the Plan shall be evidenced by an Agreement that shall contain such provisions as the Committee may, in its sole and absolute discretion, deem necessary or desirable. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all terms and provisions of the Plan and the applicable Agreement.

      (d) Notwithstanding the above, no grants under Section (b) above shall be made to the extent it would exceed the limitations set forth in Section 3 of the

      Plan with any grants then due being cut back pari passu and such non-made grants automatically being made at such time as they may be made under
      Section 3 (other than as a result of an amendment thereof).

            5. Section 10 of the Plan is amended by replacing the first sentence thereof with the following:

      "Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, any Award issued prior to April 25, 2000 carrying a right to exercise that was not previously exercisable and vested, shall become fully exercisable and vested and the restriction and forfeiture conditions applicable to any other such Award shall lapse and such Award shall be deemed fully vested. In the case of any Award made on or after the aforesaid date, no acceleration of exercisability, vesting or lapsing shall occur on a Change in Control except to the extent, if any, provided in the specific Award Agreement or as otherwise determined by the Committee or the Board."

            IN WITNESS WHEREOF, this Amendment has been executed this __th day of ____, 2000.

                                    PRICELINE.COM INCORPORATED

                                    By:___________________________

                                                                      Appendix A

                           priceline.com Incorporated
                                1999 Omnibus Plan

1. Establishment and Purpose.

      There is hereby adopted the priceline.com Incorporated 1999 Omnibus Plan (the "Plan"). The Plan is in tended to promote the interests of priceline.com Incorporated (the "Company") by providing employees of the Company with appropriate incentives and rewards to en courage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

2. Definitions.

      As used in the Plan, the following definitions apply to the terms indicated below:

      (a) "Affiliate" means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

      (b) "Agreement" shall mean the written agreement between the Company and a Participant evidencing an Award.

      (c) "Award" means any Option, Restricted Stock or Other Stock-Based Award granted under the Plan.

      (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

      (e)   "Board" shall mean the Board of Directors of the Company.

      (f) "Cause" shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against the Company which is materially injurious to the Company. For purposes of this Section 2(f), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

      (g) "Change in Control" means the occurrence of any one of the following events:

            (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stock holders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

            (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity out standing immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired 25% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates); or

            (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

      (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

      (i) "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions Section 162(m) of the Code. Each member of the Committee shall be a Non-Employee Director as defined in Rule 16b-3 under the Exchange Act.

      (j) "Company" means priceline.com Incorporated, a corporation organized under the laws of the State of Delaware, or any successor corporation.

      (k)   "Director" shall mean a member of the Board.

      (l) "Disability" shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code, or
            (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

      (m) "Effective Date" shall mean the effective date of the Initial Public Offering, provided that the Plan had been approved by the stockholders of the Company prior to the Initial Public Offering.

      (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (o) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

      (p) The "Fair Market Value" of a share of Stock as of a particular date shall mean the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange.

      (q) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

      (r) "Initial Public Offering" shall mean the initial public offering of shares of Stock of the Company, as more fully described in the preliminary Registration Statement on Form S-1 in tended to be filed with the Securities and Exchange Commission on or about December 23, 1998, as such Registration Statement may be amended from time to time.

      (s) "Issue Date" shall mean the date established by the Company on which certificates representing Restricted Stock shall be issued by the Company pursuant to the terms of Section 8(e).

      (t) "Non-Employee Director" shall mean a member of the Board who is not and has never been an employee of the Company.

      (u) "Non-Qualified Option" shall mean an Option other than an Incentive Stock Option.

      (v) "Option" shall mean an option to purchase a number of shares of Stock granted pursuant to Section 7.

      (w)   "Other Stock-Based Award" shall mean an award granted pursuant to
            Section 9 hereof.

      (x) "Partial Exercise" shall mean an exercise of an Award for less than the full extent permitted at the time of such exercise.

      (y) "Participant" shall mean (1) an employee or consultant of the Company to whom an Award is granted pursuant to the Plan and (2) upon the death of an individual described in (1), his or her successors, heirs, executors and administrators, as the case may be.

      (z) "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, as sets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

      (aa) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company,
            (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock of the Company.

      (bb) "Plan" means the priceline.com 1999 Omnibus Plan, as amended from time to time.

      (cc) "Reload Option" shall mean a Non-Qualified Stock Option granted pursuant to Section 7(c)(5).

      (dd) "Restricted Stock" shall mean a share of Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(c).

      (ee) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

      (ff) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      (gg) "Stock" means shares of the common stock, par value $.01 per share, of the Company.

      (hh) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      (ii) "Vesting Date" shall mean the date established by the Committee on which Restricted Stock may vest.

3. Stock Subject to the Plan.

      The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 7,500,000 shares subject to adjustment as provided here in. No more than 7,500,000 shares of Stock may be awarded in respect of Options, no more than 2,500,000 shares of Stock may be awarded in respect of Restricted Stock and no more than 5,000,000 shares of Stock may be awarded in respect of Other Stock-Based Awards to a single individual in any given year during the life of the Plan, which amounts shall be subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with
Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

      Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

4. Administration of the Plan.

      The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, with out limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

      The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, (b) accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock and (c) otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 10 hereof shall govern vesting and exercisability schedule of any Award granted hereunder.

      No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility.

      Incentive Stock Options shall be granted only to key employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries. All other Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

6. Awards Under the Plan; Agreement.

      The Committee may grant Options, Restricted Stock and Other Stock-Based Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

      Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7. Options.

      (a) Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Option.

      (b) Exercise Price. Each Agreement with respect to an Option shall set forth the exercise price per share of Stock payable by the grantee to the Company upon exercise of the Option. The exercise price per share of Stock shall be determined by the Committee; provided, however, that in no case shall an Option have an exercise price per share of Stock that is less than the Fair Market Value of a share of Stock on the date the Option is granted.

      (c)   Term and Exercise of Options.

            (1) Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 33 1/3% percent of the Units covered thereby on each of the first, second and third anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise and except in the event of a Change in Control, no Option shall be exercisable prior to the first anniversary of the date of grant.

            (2) An Option may be exercised for all or any portion of the Stock as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $100.00. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

            (3) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash or by personal check, certified check, bank cashier's check or wire transfer; (ii) subject to the approval of the Committee, in Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

            (4) Certificates for Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other per son entitled to receive such Stock, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

            (5) The Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Options, at or after the time of grant, that a Participant shall be granted a new Non-Qualified Option (a "Reload Option") for a number of shares of Stock equal to the number of shares of Stock surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(c)(3)(ii) above, subject to the availability of Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Non-Employee Director. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

      (d)   Limitations on Incentive Stock Options.

            (1) To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

            (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant; such individual owns (or is attributed to own by virtue of the Code) Stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless
                  (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

      (e)   Effect of Termination of Employment.

            (1) Unless the applicable Agreement provides otherwise, in the event that the employment, directorship or consultancy (together, hereinafter referred to as "employment") of a Participant with the Company shall terminate for any reason other than Cause, Disability or death, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90 day period described in this Section 7(e)(1) shall be extended to one year from such termination, in the event of the Participant's death during such 90 day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

            (2) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

            (3) In the event of the termination of a Participant's employment for Cause, all out standing Options granted to such Participant shall expire as of the commencement of business on the date of such termination.

8. Restricted Stock.

      (a) Issue Date And Vesting Date. At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 8(e). Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 8(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions of Section 8(c) shall lapse.

      (b) Conditions to Vesting. At the time of the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

      (c) Restrictions on Transfer Prior to Vesting. Prior to the vesting of any Restricted Stock, no transfer of a Participant's rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

      (d) Dividends on Restricted Stock. The Committee in its discretion may require that any dividends or distributions paid on Restricted Stock be held in escrow until all restrictions on such Restricted Stock has lapsed.

      (e)   Issuance of Certificates.

            (1) Reasonably promptly after the Issue Date with respect to Restricted Stock, the Company shall cause to be issued a certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares of Restricted Stock; provided that the Company shall not cause such a certificate to be issued unless it has received a power of attorney duly endorsed in blank with respect to such shares of Restricted Stock. Each such certificate shall bear the following legend:

                        THE TRANSFERABILITY OF THIS CERTIFICATE AND THE STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE PRICELINE.COM 1999 OMNIBUS PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH STOCK AND PRICELINE.COM. A COPY OF THE 1999 OMNIBUS PLAN AND AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                  Such legend shall not be removed until such Stock vests pursuant to the terms hereof.

            (2) Each certificate issued pursuant to this Section 8(e), together with the powers relating to the Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

      (f) Consequences of Vesting. Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(c) shall lapse with respect to such Restricted Stock. Reasonably promptly after any Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares of Restricted Stock were granted a certificate evidencing such Stock, free of the legend set forth in Section 8(e).

      (g) Effect of Termination of Employment. Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, upon the termination of a Participant's employment for any reason other than Cause, any and all Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares of Stock, then the Participant shall continue to be the owner of such shares of Stock subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of Stock pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares of Stock. In the event that the Company requires a return of Stock, it shall also have the right to require the return of all dividends or distributions paid on such Stock, whether by termination of any escrow arrangement under which such dividends or distributions are held or otherwise.

            (1) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Stock, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares of Stock.

      (h) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this
            Section 8 to Executive Officers may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of Performance Goals pre-established by the Committee.

9. Other Stock-Based Awards.

      Other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Stock ("Other Stock-Based Awards") may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including the attainment of Performance Goals.

10. Change in Control.

      Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested and the restrictions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company's assets or stock may, in his, her, or its discretion, deliver to the holder of an Award the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (i) the Fair Market Value of those shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price there for, and (ii) the Fair Market Value of those shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such sale, conveyance or Change in Control, less the exercise price therefor.

      Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each holder of an Option shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

11. Rights as a Stockholder.

      No person shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of issuance of a certificate with respect to such shares of Stock. Except as otherwise expressly provided in Section 3(b), no adjustment to any Award shall be made for dividends or other rights prior to the date such certificate is issued.

12. No Special Employment Rights; No Right to Award.

      Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

      No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

13. Securities Matters.

      (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares of Stock make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

      (b) The transfer of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority, the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Stock hereunder in order to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes.

      Whenever shares of Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld. Such shares of Stock shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is deter mined (the "Tax Date"). Fractional shares of Stock amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the Stock to be delivered pursuant to an Award.

15. Notification of Election Under Section 83(b) of the Code.

      If any Participant shall, in connection with the acquisition of Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

16. Notification Upon Disqualifying Disposition Under Section 421(b) of the
Code.

      Each Participant shall notify the Company of any disposition of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

17. Amendment or Termination of the Plan.

      The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code or is otherwise required by law or applicable stock exchange requirements. Awards may be granted under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

18. Transfers Upon Death; Nonassignability.

      Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

      During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (y) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (z) such Option is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

19. Expenses and Receipts.

      The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

20. Failure to Comply.

      In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21. Effective Date and Term of Plan.

      The Plan became effective on the Effective Date and, unless earlier terminated by the Board, the right to grant Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

22. Applicable Law.

      Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

23. Participant Rights.

      No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by any award until the date of the issuance of a certificate or certificates to him or her for such shares of Stock.

24. Unfunded Status of Awards.

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

25. Beneficiary.

      A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

26. Interpretation.

      The Plan is designed and intended to comply with Rule l6b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

27. Severability.

      If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

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                           priceline.com Incorporated

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2000

      The undersigned hereby appoints JEFFERY H. BOYD and JODI P. DOTTORI, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of priceline.com Incorporated that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of priceline.com Incorporated (the "Company") to be held on Monday, April 24, 2000, at 2:00 p.m. local time, at Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

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

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH        Please mark
OF THE NOMINEES FOR DIRECTOR LISTED BELOW. THE          your votes as      |X|
BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                indicated in
PROPOSALS 2 AND 3.                                      this example

Proposal 1: To elect ten directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

 FOR all nominees                                              WITHHOLD
listed to the right                                            AUTHORITY
 (except as marked                                     to vote for all nominees
 to the contrary)                                         listed to the right

       |_|                                                        |_|


Nominees: Richard S. Braddock, Jay S. Walker, Daniel H. Schulman, Paul A. Allaire, Ralph M. Bahna, Paul J. Blackney, William E. Ford, Marshall Loeb, N.J. Nicholas, Jr. and Nancy B. Peretsman

To withhold authority to vote for any nominee, write that nominee's name below:

Proposal 2: To approve amendments to the priceline.com Incorporated 1999 Omnibus
            Plan increasing the number of shares of Company common stock with respect to which awards may be granted to 25,375,000 shares from 9,375,000 shares, providing for the granting of options to non-employee directors, and effecting certain other changes described in the Proxy Statement.

           FOR                       AGAINST                     ABSTAIN

           |_|                         |_|                         |_|

      --------------------------------------------------------------------

Proposal 3: To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for our fiscal year ending
            December 31, 2000.

           FOR                       AGAINST                     ABSTAIN

           |_|                         |_|                         |_|

"By checking the box to the right, I consent to future
access of the Annual Report, Proxy Statements prospectuses
and other communications electronically via the Internet. I
understand that the Company may no longer distribute printed
materials to me for any future shareholder meeting until               |_|
such consent is revoked. I understand that I may revoke any consent at any time by contacting the Company's transfer agent, ChaseMellon Shareholder Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility."

                                                                      WILL
                                                                     ATTEND

To help our preparations for the meeting, please check here            |_|
if you plan to attend

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE
ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED
IN THE UNITED STATES.

EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Signature____________________________Signature___________________Date___________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
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